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                                                                      EXHIBIT 11

                                 THERATECH, INC.
                                -----------------
             STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER SHARE




                                                                         YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------------
Primary:                                                         1996            1995             1994
                                                              -----------    ------------     ------------
    Weighted average shares of common stock                    20,291,513      19,789,460       18,972,185
    Common equivalent shares attributable to stock options      1,295,415              --               --
                                                              -----------    ------------     ------------
    Weighted average common and dilutive
      common equivalent shares                                 21,586,928      19,789,460       18,972,185
                                                              ===========    ============     ============
    Net income (loss)                                         $ 4,224,909    $ (7,840,589)    $(11,636,991)
                                                              ===========    ============     ============
    Net income (loss) per share                               $      0.20    $      (0.40)    $      (0.61)
                                                              ===========    ============     ============




Fully Diluted:

    Weighted average shares of common stock                    20,291,513      19,789,460       18,972,185
    Common equivalent shares attributable to stock options      1,369,886              --               --
                                                              -----------    ------------     ------------
    Weighted average common and dilutive
      common equivalent shares                                 21,661,399      19,789,460       18,972,185
                                                              ===========    ============     ============
    Net income (loss)                                         $ 4,224,909    $ (7,840,589)    $(11,636,991)
                                                              ===========    ============     ============
    Net income (loss) per share                               $      0.20    $      (0.40)    $      (0.61)
                                                              ===========    ============     ============